Supplemental Analyst Package 3Q 2017 October 23, 2017

Table of Contents Financial Highlights 1 Consolidated Balance Sheets 2 Consolidated Statements of Comprehensive Income 3 Consolidated Statements of Funds from Operations 4 Wholly-Owned Properties Results of Operations 5 Same Store Wholly-Owned Properties Operating Expenses 6 Seasonality of Operations 7 Portfolio Overview 8 Investment Update 9 Owned Development Update 10 Presale Development Update 11 Third-Party Development Update 12 Management Services Update 13 Capital Structure 14 Interest Coverage 15 Capital Allocation – Long Term Funding Plan 16 2017 Outlook - Summary 17 2017 Outlook - Changes from Previous Guidance 18 Detail of Property Groupings 19 Definitions 20 Investor Information 22

Financial Highlights

($ in thousands, except share and per share data)

Operating Data	Three Months Ended September 30,				Nine Months Ended September 30,			
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Total revenues	$ 196,938	$ 196,411	$ 527	0.3%	$ 568,884	$ 582,389	$ (13,505)	(2.3%)
Operating income	17,575	29,278	(11,703)	(40.0%)	79,404	121,419	(42,015)	(34.6%)
Net (loss) income attributable to ACC[1]	(1,312)	9,644	(10,956)	(113.6%)	29,976	73,669	(43,693)	(59.3%)
Net (loss) income per share - basic	(0.01)	0.07			0.21	0.57		
Net (loss) income per share - diluted	(0.01)	0.07			0.21	0.56		
Funds From Operations ("FFO")[2]	58,975	61,146	(2,171)	(3.6%)	213,449	214,642	(1,193)	(0.6%)
FFO per share - diluted[2]	0.43	0.46	(0.03)	(6.5%)	1.56	1.65	(0.09)	(5.5%)
Funds From Operations - Modified ("FFOM")[2]	61,175	60,441	734	1.2%	216,858	210,804	6,054	2.9%
FFOM per share - diluted[2]	0.44	0.45	(0.01)	(2.2%)	1.59	1.62	(0.03)	(1.9%)

Market Capitalization and Unsecured Notes Covenants[3]	September 30, 2017	December 31, 2016
Debt to total market capitalization	31.2%	24.1%
Net debt to EBITDA[4]	6.4x	5.4x
Unencumbered asset value to total asset value	83.0%	81.0%
Total debt to total asset value	35.8%	31.3%
Secured debt to total asset value	8.4%	9.8%
Unencumbered asset value to unsecured debt	303.1%	378.2%
Interest coverage[4]	4.4x	4.5x

1. Excluding net loss from dispositions of real estate and impairment charges, net income attributable to ACC for the nine months ended September 30, 2017 would have been $45.9 million. Excluding net gains from dispositions of real estate, net income attributable to ACC for the nine months ended September 30, 2016 would have been $56.3 million.
2. Refer to page 4 for a reconciliation to net income, the most directly comparable GAAP measure.
3. Refer to the definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page.
4. Refer to calculations on page 15, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

1

Consolidated Balance Sheets ($ in thousands) 2 September 30, 2017 December 31, 2016 (unaudited) Assets Investments in real estate: Wholly-owned properties, net $ 6,262,077 $ 5,427,014 Wholly-owned properties held for sale — 25,350 On-campus participating properties, net 83,095 85,797 Investments in real estate, net 6,345,172 5,538,161 Cash and cash equivalents 16,341 22,140 Restricted cash 25,824 24,817 Student contracts receivable, net 15,531 8,428 Other assets1 284,023 272,367 Total assets $ 6,686,891 $ 5,865,913 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt $ 662,874 $ 688,195 Unsecured notes 1,190,296 1,188,737 Unsecured term loans 646,675 149,065 Unsecured revolving credit facility 266,440 99,300 Accounts payable and accrued expenses 79,612 76,614 Other liabilities2 214,918 158,437 Total liabilities 3,060,815 2,360,348 Redeemable noncontrolling interests 112,270 55,078 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,364 1,322 Additional paid in capital 4,321,228 4,118,842 Common stock held in rabbi trust (2,944) (975) Accumulated earnings and dividends (816,360) (670,137) Accumulated other comprehensive loss (3,195) (4,067) Total American Campus Communities, Inc. and 3,500,093 3,444,985Subsidiaries stockholders' equity Noncontrolling interests - partially owned properties 13,713 5,502 Total equity 3,513,806 3,450,487 Total liabilities and equity $ 6,686,891 $ 5,865,913 1. As of September 30, 2017, other assets include approximately $9.4 million related to net deferred financing costs on our revolving credit facility and the net value of in-place leases. 2. As of September 30, 2017, other liabilities include approximately $64.6 million in deferred revenue and fee income.

Consolidated Statements of Comprehensive Income

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2017	2016	$ Change	2017	2016	$ Change
Revenues						
Wholly-owned properties	$ 183,569	$ 185,694	$ (2,125)	$ 531,556	$ 546,078	$ (14,522)
On-campus participating properties	6,799	6,758	41	23,128	23,018	110
Third-party development services	3,566	773	2,793	4,697	3,929	768
Third-party management services	2,291	2,376	(85)	7,193	7,039	154
Resident services	713	810	(97)	2,310	2,325	(15)
Total revenues	**196,938**	**196,411**	**527**	**568,884**	**582,389**	**(13,505)**
Operating expenses						
Wholly-owned properties	99,423	100,602	(1,179)	249,552	257,175	(7,623)
On-campus participating properties	3,923	3,784	139	11,080	10,125	955
Third-party development and management services	3,879	3,340	539	11,789	10,638	1,151
General and administrative[1]	8,684	5,375	3,309	25,200	16,810	8,390
Depreciation and amortization	61,125	52,067	9,058	169,391	159,486	9,905
Ground/facility leases	2,329	1,965	364	7,151	6,736	415
Provision for real estate impairment[2]	—	—	—	15,317	—	15,317
Total operating expenses	**179,363**	**167,133**	**12,230**	**489,480**	**460,970**	**28,510**
Operating income	**17,575**	**29,278**	**(11,703)**	**79,404**	**121,419**	**(42,015)**
Nonoperating income and (expenses)						
Interest income	1,259	1,272	(13)	3,723	4,026	(303)
Interest expense	(18,654)	(19,016)	362	(47,944)	(61,762)	13,818
Amortization of deferred financing costs	(1,146)	(1,344)	198	(3,197)	(5,238)	2,041
(Loss) gain from disposition of real estate	—	—	—	(632)	17,409	(18,041)
Total nonoperating expense	**(18,541)**	**(19,088)**	**547**	**(48,050)**	**(45,565)**	**(2,485)**
(Loss) income before income taxes	(966)	10,190	(11,156)	31,354	75,854	(44,500)
Income tax provision	(267)	(345)	78	(791)	(1,035)	244
Net (loss) income	**(1,233)**	**9,845**	**(11,078)**	**30,563**	**74,819**	**(44,256)**
Net income attributable to noncontrolling interests	(79)	(201)	122	(587)	(1,150)	563
Net (loss) income attributable to ACC, Inc. and Subsidiaries common stockholders	**$ (1,312)**	**$ 9,644**	**$ (10,956)**	**$ 29,976**	**$ 73,669**	**$ (43,693)**
Other comprehensive income (loss)						
Change in fair value of interest rate swaps and other	233	1,271	(1,038)	872	(162)	1,034
Comprehensive (loss) income	**$ (1,079)**	**$ 10,915**	**$ (11,994)**	**$ 30,848**	**$ 73,507**	**$ (42,659)**
Net (loss) income per share attributable to ACC, Inc. and Subsidiaries common stockholders						
Basic	**$ (0.01)**	**$ 0.07**		**$ 0.21**	**$ 0.57**	
Diluted	**$ (0.01)**	**$ 0.07**		**$ 0.21**	**$ 0.56**	
Weighted-average common shares outstanding						
Basic	**136,421,198**	**130,786,985**		**134,708,361**	**128,239,294**	
Diluted	**136,421,198**	**131,568,371**		**135,585,850**	**129,034,401**	

1. The nine months ended September 30, 2017 include $4.5 million of contractual executive separation and retirement charges incurred in the first and second quarter of 2017 with regard to the retirement of the company's former Chief Financial Officer. The three and nine months ended September 30, 2017 include $2.9 million in transaction costs related to our initial investment in the Core Spaces/DRW joint ventures. Refer to pages 9 and 11.
2. Represents an impairment charge recorded in the second quarter of 2017 for one wholly-owned property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.

3

Consolidated Statements of Funds from Operations

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2017	2016	$ Change	2017	2016	$ Change
Net (loss) income attributable to ACC, Inc. and Subsidiaries common stockholders	$ (1,312)	$ 9,644	$ (10,956)	$ 29,976	$ 73,669	$ (43,693)
Noncontrolling interests	85	201	(116)	593	1,150	(557)
Loss (gain) from disposition of real estate	—	—	—	632	(17,409)	18,041
Elimination of provision for real estate impairment[1]	—	—	—	15,317	—	15,317
Real estate related depreciation and amortization	60,202	51,301	8,901	166,931	157,232	9,699
Funds from operations ("FFO") attributable to common stockholders and OP unitholders	**58,975**	**61,146**	**(2,171)**	**213,449**	**214,642**	**(1,193)**
Elimination of operations of on-campus participating properties						
Net loss (income) from on-campus participating properties	479	365	114	(1,373)	(1,702)	329
Amortization of investment in on-campus participating properties	(1,892)	(1,839)	(53)	(5,621)	(5,493)	(128)
	57,562	59,672	(2,110)	206,455	207,447	(992)
Modifications to reflect operational performance of on-campus participating properties						
Our share of net cashflow[2]	452	351	101	1,987	2,216	(229)
Management fees	306	304	2	1,046	1,027	19
Contribution from on-campus participating properties	758	655	103	3,033	3,243	(210)
Property acquisition costs[3]	2,855	114	2,741	2,855	114	2,741
Contractual executive separation and retirement charges[4]	—	—	—	4,515	—	4,515
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 61,175**	**$ 60,441**	**$ 734**	**$ 216,858**	**$ 210,804**	**$ 6,054**
FFO per share - diluted	**$ 0.43**	**$ 0.46**		**$ 1.56**	**$ 1.65**	
FFOM per share - diluted	**$ 0.44**	**$ 0.45**		**$ 1.59**	**$ 1.62**	
Weighted-average common shares outstanding - diluted	**138,328,932**	**132,877,380**		**136,686,611**	**130,407,761**	

1. Represents an impairment charge recorded for a wholly-owned property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
2. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures. Represents actual amounts accrued for the interim periods, which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page 3).
3. The three and nine months ended September 30, 2017 amounts represent transaction costs related to our initial investment in the Core Spaces/DRW joint ventures. Refer to pages 9 and 11.
4. Represents contractual executive separation and retirement charges incurred in the first and second quarter of 2017 with regard to the retirement of the company's former Chief Financial Officer.

4

Wholly-Owned Properties Results of Operations

($ in thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,			
	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Wholly-owned properties revenues								
Same store properties	$ 162,776	$ 160,636	$ 2,140	1.3%	$ 490,177	$ 478,327	$ 11,850	2.5%
New properties	20,637	4,187	16,450		39,774	4,291	35,483	
Sold and held for sale properties[1]	869	21,681	(20,812)		3,915	65,785	(61,870)	
Total revenues[2]	$ 184,282	$ 186,504	$ (2,222)	(1.2%)	$ 533,866	$ 548,403	$ (14,537)	(2.7%)
Wholly-owned properties operating expenses								
Same store properties[3 4]	$ 87,902	$ 85,126	$ 2,776	3.3%	$ 227,993	$ 220,724	$ 7,269	3.3%
New properties	11,232	2,242	8,990		19,152	2,400	16,752	
Sold and held for sale properties[1 5]	289	13,234	(12,945)		2,407	34,051	(31,644)	
Total operating expenses	$ 99,423	$ 100,602	$ (1,179)	(1.2%)	$ 249,552	$ 257,175	$ (7,623)	(3.0%)
Wholly-owned properties net operating income								
Same store properties[6]	$ 74,874	$ 75,510	$ (636)	(0.8%)	$ 262,184	$ 257,603	$ 4,581	1.8%
New properties	9,405	1,945	7,460		20,622	1,891	18,731	
Sold and held for sale properties[1]	580	8,447	(7,867)		1,508	31,734	(30,226)	
Total net operating income	$ 84,859	$ 85,902	$ (1,043)	(1.2%)	$ 284,314	$ 291,228	$ (6,914)	(2.4%)

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2017 and 2016, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of September 30, 2017. Refer to page 19 for detail of our same store groupings.

1. Includes properties sold in 2016 and 2017, and one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
2. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
3. Refer to page 6 for detail of same store operating expenses.
4. Excluding expenses of $1.9 million incurred during the third quarter of 2017 associated with Hurricanes Harvey and Irma, same store wholly-owned operating expenses for the three and nine months ended September 30, 2017 would have increased by 1.0% and 2.4%, respectively.
5. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.
6. The three and nine months ended September 30, 2017 include a reduction of $272,000 and $548,000, respectively, related to 41 beds damaged by a fire occurring at one same store property in March 2017 and a reduction in beds available for lease at one same store property renovated during the summer months. The fire damaged beds are being rebuilt and are anticipated to be available for occupancy in Spring 2018. Losses incurred in relation to the fire are covered by the company's business interruption insurance policy. Proceeds from this policy are anticipated to be received and recorded in 2018. Excluding the effects of these items and $1.9 million of expenses incurred during the third quarter of 2017 associated with Hurricanes Harvey and Irma, same store wholly-owned net operating income for the three and nine months ended September 30, 2017 would have increased 2.0% and 2.7%, respectively.

5

Same Store Wholly-Owned Properties Operating Expenses

($ in thousands, except per bed amounts)

	Three Months Ended September 30,						
	2017				2016		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 16,829	$ 228	2.9%	19%	$ 16,356	$ 221	19%
General & administrative and other[1]	17,843	241	0.7%	21%	17,722	240	21%
Utilities[2]	16,182	219	—%	18%	16,178	219	19%
Payroll[3]	16,602	225	(0.3)%	19%	16,656	225	20%
Repairs and maintenance[4]	16,179	219	15.7%	18%	13,982	189	16%
Marketing[5]	2,648	36	0.9%	3%	2,625	36	3%
Insurance	1,619	22	0.7%	2%	1,607	22	2%
Total same store wholly-owned operating expenses[6]	**$ 87,902**	**$ 1,190**	**3.3%**	**100%**	**$ 85,126**	**$ 1,152**	**100%**
Same store wholly-owned beds	**73,871**						

	Nine Months Ended September 30,						
	2017				2016		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes	$ 49,701	$ 673	3.2%	22%	$ 48,142	$ 652	22%
General & administrative and other[1]	48,660	658	1.2%	21%	48,077	651	22%
Utilities[2]	47,480	643	2.5%	21%	46,328	627	21%
Payroll[3]	43,950	595	1.7%	19%	43,222	585	20%
Repairs and maintenance[4]	25,354	343	11.3%	11%	22,780	308	10%
Marketing[5]	8,032	109	8.7%	4%	7,390	100	3%
Insurance	4,816	65	0.6%	2%	4,785	65	2%
Total same store wholly-owned operating expenses[6]	**$ 227,993**	**$ 3,086**	**3.3%**	**100%**	**$ 220,724**	**$ 2,988**	**100%**
Same store wholly-owned beds	**73,871**						

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2017 and 2016, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of September 30, 2017. Refer to page 19 for detail of our same store groupings.

1. Includes security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses.
2. Represents gross expenses prior to any recoveries from tenants, which are reflected in wholly-owned properties revenues.
3. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
4. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs. Also includes costs related to the annual turn process and approximately $1.9 million of costs incurred during the third quarter of 2017 primarily related to cleanup and repairs for water intrusion, roofing and landscaping at the company's communities located in Texas and Florida as a result of Hurricanes Harvey and Irma. Excluding expenses incurred in relation to Hurricanes Harvey and Irma, repairs and maintenance expenses for the three and nine months ended September 30, 2017 would have increased by 2.1% and 3.0%, respectively.
5. Includes costs related to property marketing campaigns associated with our ongoing leasing efforts.
6. Excluding expenses of $1.9 million incurred during the third quarter of 2017 associated with Hurricanes Harvey and Irma, total same store wholly-owned operating expenses for the three and nine months ended September 30, 2017 would have increased by 1.0% and 2.4%, respectively.

6

Seasonality of Operations

($ in thousands, except per bed amounts)

	Three Months Ended					
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	Total/Weighted Average- Last 12 Months
2017 same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 701	$ 728	$ 727	$ 710	$ 715	$ 721
Other income per occupied bed per month[1]	85	57	58	69	86	67
Total revenue per occupied bed	**$ 786**	**$ 785**	**$ 785**	**$ 779**	**$ 801**	**$ 788**
Average number of owned beds	73,871	73,871	73,857 [2]	73,773 [2]	73,753 [2]	73,814
Average physical occupancy for the quarter	*92.2%*	*97.6%*	*97.1%*	*92.0%*	*91.9%*	*94.6%*
Total revenue	$ 160,636	$ 169,743	$ 168,853	$ 158,548	$ 162,776	$ 659,920
Property operating expenses	85,126	70,918	70,118	69,973	87,902	298,911
Net operating income	$ 75,510	$ 98,825	$ 98,735	$ 88,575	$ 74,874	$ 361,009
Operating margin	*47.0%*	*58.2%*	*58.5%*	*55.9%*	*46.0%*	*54.7%*
2017 new properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 798	$ 787	$ 778	$ 787	$ 784	$ 783
Other income per occupied bed per month[1]	40	43	42	59	68	57
Total revenue per occupied bed	**$ 838**	**$ 830**	**$ 820**	**$ 846**	**$ 852**	**$ 840**
Average number of owned beds	1,910	3,868	3,900	4,559	9,382	5,427
Average physical occupancy for the quarter	*87.2%*	*93.2%*	*93.4%*	*87.9%*	*86.1%*	*89.1%*
Total revenue	$ 4,187	$ 8,980	$ 8,965	$ 10,172	$ 20,637	$ 48,754
Property operating expenses	2,242	3,252	3,533	4,387	11,232	22,404
Net operating income	$ 1,945	$ 5,728	$ 5,432	$ 5,785	$ 9,405	$ 26,350
Operating margin	*46.5%*	*63.8%*	*60.6%*	*56.9%*	*45.6%*	*54.0%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 703	$ 731	$ 730	$ 714	$ 722	$ 724
Other income per occupied bed per month[1]	84	57	57	69	84	67
Total revenue per occupied bed	**$ 787**	**$ 788**	**$ 787**	**$ 783**	**$ 806**	**$ 791**
Average number of owned beds	75,781	77,739	77,757	78,332	83,135	79,241
Average physical occupancy for the quarter	*92.1%*	*97.3%*	*96.9%*	*91.7%*	*91.2%*	*94.2%*
Total revenue	$ 164,823	$ 178,723	$ 177,818	$ 168,720	$ 183,413	$ 708,674
Property operating expenses	87,368	74,170	73,651	74,360	99,134	321,315
Net operating income	$ 77,455	$ 104,553	$ 104,167	$ 94,360	$ 84,279	$ 387,359
Operating margin	*47.0%*	*58.5%*	*58.6%*	*55.9%*	*46.0%*	*54.7%*
Sold and held for sale properties[3]						
Total revenue	$ 21,681	$ 11,472	$ 1,892	$ 1,154	$ 869	$ 15,387
Property operating expenses[4]	13,234	5,951	1,306	812	289	8,358
Net operating income	$ 8,447	$ 5,521	$ 586	$ 342	$ 580	$ 7,029

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2017 and 2016, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of September 30, 2017. Refer to page 19 for detail of our same store groupings.

1. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
2. The decrease in the average number of owned beds from the prior quarter is due to fire damaged beds currently being rebuilt that will be available for occupancy in Spring 2018 and beds renovated during the summer months. These beds have been removed to appropriately reflect revenue per occupied bed as they did not contribute revenue for the related period.
3. Includes properties sold in 2016 and 2017, and one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
4. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

7

Portfolio Overview

Property Type	Design Beds	Physical Occupancy at September 30, 2017	Physical Occupancy at September 30, 2016	Occupancy Change	Fall 2017 Final Rental Rate Change	Revenue Change	Rental Revenue per Occupied Bed for Academic Year[1] 2017 / 2018	Rental Revenue per Occupied Bed for Academic Year[1] 2016 / 2017
2018 Same Store Wholly-owned Properties								
Final Fall 2016 occupancy of 98% or greater	53,154	98.3%	99.8%	(1.5%)	4.0%	2.5%	$ 774	$ 744
Final Fall 2016 occupancy between 95% and 98%	9,086	94.6%	96.9%	(2.3%)	1.1%	(1.2%)	625	619
Final Fall 2016 occupancy less than 95%	15,531	92.2%	87.8%	4.4%	(0.7%)	3.7%	743	749
Subtotal - 2018 Same Store Wholly-owned Properties	**77,771**	**96.6%**	**97.2%**	**(0.6%)**	**2.9%**	**2.3%**	**$ 751**	**$ 730**
New Wholly-owned Properties								
2017 Acquisition Properties[2]	2,626	96.5%	n/a	n/a	n/a	n/a	$ 790	n/a
2017 Development Deliveries[3]	7,454	83.2%	n/a	n/a	n/a	n/a	737	n/a
Subtotal - New Wholly-owned Properties	**10,080**	**86.6%**	**n/a**	**n/a**	**n/a**	**n/a**	**$ 752**	**n/a**
Total - Wholly-owned Properties	**87,851**	**95.5%**	**n/a**	**n/a**	**n/a**	**n/a**	**$ 751**	**n/a**
On Campus Participating Properties	**5,086**	**98.6%**	**97.9%**	**0.7%**				

Note: The same store grouping presented above represents properties that will be classified as same store properties in 2018. This represents properties owned and operating for both of the entire years ended December 31, 2017 and 2018, which are not conducting or planning to conduct substantial development or redevelopment activities, and are not classified as held for sale. This same store grouping is presented for purposes of disclosing the final leasing results for the 2017/2018 academic year. Refer to page 19 for detail of our same store groupings.

1. Represents average rental revenue per occupied bed for the academic years presented.
2. Includes four properties acquired in 2017. Excludes TWELVE at U District, a multi-family property that was acquired in the second quarter of 2017, which the company plans to convert to by-the-bed leasing over the next two leasing cycles. Refer to page 9 for additional information on property acquisitions.
3. Includes ten wholly-owned properties that completed construction and opened for occupancy in August 2017. Refer to page 10 for more information about these development properties.

8

Investment Update
($ in thousands)

ACQUISITIONS

Project	Location	Primary University Served	Beds	Closing Date	Purchase Price	Assumed Mortgage Debt
The Arlie	Arlington, TX	University of Texas at Arlington	598	April 5, 2017		$ —
TWELVE at U District	Seattle, WA	University of Washington	384	June 9, 2017		—
Bridges @ 11th	Seattle, WA	University of Washington	258	October 11, 2017		—
			1,240		$ 222,900	$ —
Core Spaces / DRW Portfolio[1]						
Hub Eugene	Eugene, OR	University of Oregon	513	August 14, 2017		$ —
State	Fort Collins, CO	Colorado State University	665	August 14, 2017		—
The James[2]	Madison, WI	University of Wisconsin - Madison	850	September 13, 2017		—
Hub U District Seattle[2]	Seattle, WA	University of Washington	248	Q4 2017		—
			2,276		$ 281,769	$ —
			3,516		**$ 504,669**	**$ —**

DISPOSITIONS

Project	Location	Primary University Served	Beds	Closing Date	Sales Price	Outstanding Mortgage Debt
The Province - Dayton	Dayton, OH	Wright State University	657	April 25, 2017	$ 24,988	$ —

1. As part of this transaction, the company also acquired three projects under-construction and scheduled for completion in September 2018. Refer to page 11.
2. The company is acquiring an initial interest in the two properties through a joint venture with Core Spaces/DRW Real Estate Investments for $135.7 million. The remaining interest in both properties is subject to further purchase options exercisable in the fourth quarter of 2019 for an amount to be determined by fair market value, expected to approximate $68.8 million.

9

Owned Development Update

($ in thousands)

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University Served	Project Type	Beds	Total Project Cost[1]	Opened for Occupancy
Tooker House	Tempe, AZ	Arizona State University	ACE	1,594	$ 105,500	August 2017
Sky View	Flagstaff, AZ	Northern Arizona University	ACE	626	58,200	August 2017
University Square	Prairie View, TX	Prairie View A&M University	ACE	466	25,900	August 2017
U Centre on Turner	Columbia, MO	University of Missouri	Off-campus	718	69,600	August 2017
U Pointe on Speight	Waco, TX	Baylor University	Off-campus	700	51,800	August 2017
21Hundred @ Overton Park	Lubbock, TX	Texas Tech University	Off-campus	1,204	82,700	August 2017
Suites at 3rd	Champaign, IL	University of Illinois	Off-campus	251	25,200 [2]	August 2017
U Club Binghamton Phase II	Binghamton, NY	SUNY Binghamton University	Off-campus	562	56,900	August 2017
Callaway House Apartments	Norman, OK	University of Oklahoma	Off-campus	915	90,700	August 2017
U Centre on College	Clemson, SC	Clemson University	Off-campus	418	42,700	August 2017
				7,454	$ 609,200	

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Estimated Project Cost[1]	As of September 30, 2017 CIP[3]	Land and Other[4]	Total Costs Incurred	Scheduled Completion
Gladding Residence Center	Richmond, VA	Virginia Commonwealth Univ.	ACE	1,524	$ 95,700	$ 60,215	$ —	$ 60,215	August 2018
Irvington House	Indianapolis, IN	Butler University	ACE	648	38,900	16,656	—	16,656	August 2018
Greek Leadership Village	Tempe, AZ	Arizona State University	ACE	957	69,600	24,032	—	24,032	August 2018
Bancroft Residence Hall	Berkeley, CA	University of California, Berkeley	ACE	781	98,700	44,570	—	44,570	August 2018
NAU Honors College	Flagstaff, AZ	Northern Arizona University	ACE	636	43,400	14,999	38	15,037	August 2018
U Club Townhomes	Oxford, MS	University of Mississippi	Off-campus	528	44,300	11,845	5,115	16,960	August 2018
		SUBTOTAL - 2018 DELIVERIES		5,074	$ 390,600	$ 172,317	$ 5,153	$ 177,470	
Columbus Avenue Student Apts.	Boston, MA	Northeastern University	ACE	825	$ 153,400	$ 30,753	$ —	$ 30,753	August 2019
191 College	Auburn, AL	Auburn University	Off-campus	495	59,300	6,081	5,435	11,516	July 2019
		SUBTOTAL - 2019 DELIVERIES		1,320	$ 212,700	$ 36,834	$ 5,435	$ 42,269	

OWNED DEVELOPMENT PIPELINE[5]

Project	Location	Primary University Served	Project Type	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[1 6]	Targeted Completion
University of Arizona Honors College	Tucson, AZ	University of Arizona	ACE	Q4 2017	1,042	$ 80,000	Fall 2019
USC Health Sciences Phase II	Los Angeles, CA	University of Southern California	ACE	Q1/Q2 2019	297	42,000	Fall 2020
					1,339	$ 122,000	

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. The primary amenity package for the property is located at the neighboring Tower at Third property. Total Project Cost includes approximately $1.4 million in renovations to the amenity space.
3. The total construction in progress ("CIP") balances above and on page 11 exclude $4.2 million related to ongoing renovation projects at operating properties.
4. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
5. Does not include land parcels in seven university markets totaling $40.6 million. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
6. Estimated Project Cost includes land and other predevelopment costs of $10.3 million incurred as of September 30, 2017 for owned development pipeline projects.

10

Presale Development Update

($ in thousands)

PRESALE DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Estimated Project Cost	As of September 30, 2017 CIP[1]	Land and Other[2]	Total Costs Incurred	Scheduled Completion
The Edge - Stadium Centre[3]	Tallahassee, FL	Florida State University	Off-campus	412	$ 42,600	$ 15,430	$ 615	$ 16,045	August 2018
Core Spaces / DRW Portfolio[4]									
Hub Ann Arbor	Ann Arbor, MI	University of Michigan	Off-campus	310					
Hub Flagstaff	Flagstaff, AZ	Northern Arizona University	Off-campus	591					
Hub West Lafayette	West Lafayette, IN	Purdue University	Off-campus	599					
				1,500	$ 240,000	$ 44,628	$ 19,329	$ 63,957	September 2018
				1,912	$ 282,600	$ 60,058	$ 19,944	$ 80,002	

1. The total construction in progress ("CIP") balances above and on page 10 exclude $4.2 million related to ongoing renovation projects at operating properties.
2. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
3. In December 2016, the company entered into a pre-sale agreement to purchase The Edge - Stadium Centre, a property which will be completed in August 2018. The company is obligated to purchase the property as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company is including this property in its consolidated financial statements. Estimated project cost includes purchase price, elected upgrades and transaction costs.
4. The company funded an initial investment of $24.2 million through a joint venture with Core Spaces/DRW Real Estate Investments in August 2017. Including the initial investment, the company expects to invest a total of $240 million over a two year period. The company expects to increase its investment by $130.6 million upon delivery of the assets and to exercise an option to purchase the remaining ownership interests in the properties in the third quarter of 2019 for an amount to be determined by fair market value, expected to approximate $85.2 million.

11

Third-Party Development Update
($ in thousands)

	Three Months Ended September 30, 2017	2016	$ Change	Nine Months Ended September 30, 2017	2016	$ Change
Development services revenue	$ 3,566	$ 773	$ 2,793	$ 4,697	$ 3,929	$ 768
% of total revenue	1.8%	0.4%		0.8%	0.7%	

RECENTLY COMPLETED PROJECTS

Project	Location	Primary University Served	Beds	Total Fees	Completed
Momentum Village Phase II	Corpus Christi, TX	Texas A&M University Corpus Christi	560	$ 2,300	August 2017
Esperanza Hall	San Antonio, TX	Texas A&M University San Antonio	382	1,100	August 2017
			942	$ 3,400	

CONTRACTED PROJECT IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of September 30, 2017	Fees Earned in Current Year	Remaining Fees as of September 30, 2017	Scheduled Completion
University of California Irvine Phase IV	Irvine, CA	University of California, Irvine	1,441	$ 5,900	$ 2,872	$ 2,872	$ 3,028	August 2019

ON-CAMPUS AWARD PIPELINE[1]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Texas A&M University Corpus Christi[2]	Corpus Christi, TX	Third-party	n/a	Q4 2017	$1,400
University of Illinois - Chicago	Chicago, IL	Third-party	Q4 2017	Fall 2019	$5,100
University of Arizona Honors College[3]	Tucson, AZ	Third-party	Q4 2017	Fall 2019	$2,700
Louisville Village Site	Louisville, KY	ACE	TBD	Fall 2019	n/a
University of California, Berkeley	Berkeley, CA	TBD	TBD	TBD	TBD

1. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
2. Under the terms of a Consultant Agreement, and with the consent of the University's Board of Regents, the company will earn fees for the performance of advisory services related to a not-for-profit entity's purchase of a 1,790-bed apartment community for the benefit of the University.
3. The University of Arizona Honors College project includes the construction of a parking garage, academic center and a student recreation and wellness center as part of the overall development project. These components will be owned, managed and funded by the University, and the company anticipates earning third-party development fees for its role in providing development services for those components of the project.

12

Management Services Update
($ in thousands)

	Three Months Ended September 30, 2017	2016	$ Change	Nine Months Ended September 30, 2017	2016	$ Change
Management services revenue	$ 2,291	$ 2,376	$ (85)	$ 7,193	$ 7,039	$ 154
% of total revenue	1.2%	1.2%		1.3%	1.2%	

NEW / PENDING MANAGEMENT CONTRACTS

Project	Location	Primary University Served	Approximate Beds	Stabilized Annual Fees[1]	Actual or Anticipated Commencement
Momentum Village Phase II	Corpus Christi, TX	Texas A&M University Corpus Christi	560	$ 180	August 2017
Esperanza Hall	San Antonio, TX	Texas A&M University San Antonio	382	100	August 2017
Collegeview Commons Phase II	Ontario, Canada	Conestoga College	513	50	September 2017
CampusOne[2]	Toronto, Canada	University of Toronto	892	291	September 2017
Texas A&M University Corpus Christi	Corpus Christi, TX	Texas A&M University Corpus Christi	1,790	480	Q4 2017
Annex at Laurier[3]	Ontario, Canada	University of Ottawa	503	150	August 2018
			4,640	$ 1,251	

DISCONTINUED MANAGEMENT CONTRACTS

Project	Location	Primary University Served	Beds	2017 Fee Contribution Prior to Termination	Discontinued As Of
Saban Real Estate Group[4]	Various	Various	7,060	$ 278	March 2017
SUNO - New Orleans	New Orleans, LA	Southern University at New Orleans	698	75	June 2017
Indiana University - Purdue University Fort Wayne	Fort Wayne, IN	Indiana University - Purdue University Fort Wayne	1,204	150	September 2017
			8,962	$ 503	

1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.
2. The stabilized annual fee amount does not include an initial operations fee of $60,000 earned from February 2017 through August 2017. Subsequent to August 2017, the stabilized annual fee is anticipated to be approximately $291,000 per year.
3. The stabilized annual fee amount does not include an initial operations fee of $90,000 anticipated to be earned from July 2017 through July 2018. Subsequent to July 2018, the stabilized annual fee is anticipated to be approximately $150,000 per year.
4. In November 2016, the company sold a portfolio of 19 properties to Saban Real Estate Group. The company continued to manage 11 of the properties during a transition period subsequent to the sale for up to five months. The transition period concluded on March 31, 2017.

13

Capital Structure as of September 30, 2017

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants		
Total Debt[1]	$	2,763
Total Equity Market Value[2]		6,104
Total Market Capitalization	$	**8,867**
Debt to Total Market Capitalization		31.2%
Net Debt to EBITDA[3]		6.4x
Total Asset Value[4]	$	7,725
Unencumbered Asset Value	$	6,415
Unencumbered Asset Value to Total Asset Value		83.0%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	35.8%
Secured Debt to Total Asset Value	≤ 40%	8.4%
Unencumbered Asset Value to Unsecured Debt	> 150%	303.1%
Interest Coverage[3]	> 1.5x	4.4x

		Principal Outstanding[1]	Weighted Average Interest Rate	Average Term To Maturity
Fixed Rate Mortgage Loans	$	524	4.8%[5]	3.6 Yrs
Construction Loans		22	4.2%	2.3 Yrs
Unsecured Revolving Credit Facility		266	2.4%	4.5 Yrs
Unsecured Term Loans[6]		650	2.3%	2.7 Yrs
Unsecured Notes		1,200	3.8%	5.1 Yrs
On-Campus Participating Properties		101	5.0%	14.8 Yrs
Total/Weighted Average	$	**2,763**	**3.5%**	**4.5 Yrs**

Variable Rate Debt as % of Total Debt[7] **34.0%**

Debt Maturity Schedule



$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Unsecured Notes
Unsecured Term Loans
Construction Loans
On-Campus Participating Properties
Unsecured Revolving Credit Facility
Fixed Rate Mortgage Loans
$27
$300
$131
$9
$400
$13
$45
$28
$150
$215
$200
$266
$28
$400
$17
$400
$66
$11
$45
$12
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026 +

Weighted Average Interest Rate Of Debt Maturing Each Year

	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026 +
Fixed Rate Mortgage Loans	6.3%	3.8%	0.0%	5.6%	5.2%	4.0%	0.0%	4.5%	0.0%	3.7%
Total Debt	6.3%	2.8%	4.4%	3.6%	4.0%	2.5%	3.9%	4.3%	7.6%	3.9%

Note – refer to the definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page.

1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $20.7 million, unamortized original issue discount on unsecured notes of $1.7 million, and unamortized deferred financing costs of $15.8 million.
2. Based on share price of $44.15 and fully diluted share count of 138,261,100 as of September 30, 2017. Assumes conversion of 1,084,644 common and preferred Operating Partnership units and 813,728 unvested restricted stock awards.
3. Refer to calculations on page 15, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
4. Excludes accumulated depreciation of $1.1 billion and receivables and intangible assets, net of accumulated amortization, of $61.9 million.
5. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 3.8%.
6. In September 2017, the company closed on a new $300 million term loan which matures in September 2018. Proceeds were used to fund the company's initial investments in the Core Spaces/DRW Portfolio as disclosed on pages 9 and 11.
7. The company's variable rate debt consists of the unsecured revolving credit facility, unsecured term loans and construction loans for presale developments.

14

Interest Coverage
($ in thousands)

	Three Months Ended December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017	Last Twelve Months
Net income (loss) attributable to ACC, Inc. and Subsidiaries common stockholders	$ 25,392	$ 34,050	$ (2,762)	$ (1,312)	$ 55,368
Net income attributable to noncontrolling interests	412	399	109	79	999
Interest expense	16,925	14,717	14,573	18,654	64,869
Income tax provision	115	257	267	267	906
Depreciation and amortization	51,901	52,323	55,943	61,125	221,292
Amortization of deferred financing costs	1,282	1,028	1,023	1,146	4,479
Share-based compensation	2,222	4,256	4,646	2,499	13,623
Provision for real estate impairment	4,895	—	15,317	—	20,212
Loss on early extinguishment of debt	12,841	—	—	—	12,841
(Gain) loss from disposition of real estate	(3,788)	—	632	—	(3,156)
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 112,197**	**$ 107,030**	**$ 89,748**	**$ 82,458**	**$ 391,433**
Pro-forma adjustments to EBITDA[1]					34,814
Adjusted EBITDA					**$ 426,247**
Interest Expense from consolidated statement of comprehensive income	$ 16,925	$ 14,717	$ 14,573	$ 18,654	$ 64,869
Amortization of mortgage debt premiums/discounts	2,454	2,010	2,010	2,113	8,587
Capitalized interest	3,302	4,411	5,677	3,455	16,845
Change in accrued interest payable	3,320	(2,203)	1,981	(4,048)	(950)
Cash Interest Expense	**$ 26,001**	**$ 18,935**	**$ 24,241**	**$ 20,174**	**$ 89,351**
Pro-forma adjustments to Cash Interest Expense[1]					6,775
Adjusted Interest Expense					**$ 96,126**
Interest Coverage					**4.4x**

Note: refer to the definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page.

1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

15

Capital Allocation – Long Term Funding Plan

($ in millions)

Sources and Uses for Acquisition and Development Pipelines - As of September 30, 2017

	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
Estimated Capital Uses:			
Acquisition and Development Pipeline[1]:			
2017 Acquisition of Bridges @ 11th - Subsequent to September 30, 2017	$ 64	$ —	$ 64
2018 Developments Underway[2]	433	194	239
2019 Developments Underway or Expected to Start in Current Year	293	53	240
Core Spaces / DRW Portfolio Transaction:			
Core Spaces / DRW Acquisition - 2017 Funding[3]	306	265	41
Core Spaces / DRW Acquisition - 2018 Funding[4]	131	—	131
Core Spaces / DRW Acquisition - 2019 Funding[5]	154	—	154
Total	$ 1,381	$ 512	$ **869**

Estimated Sources:	Capital Sources
Cash and Cash Equivalents as of September 30, 2017	$ 16
Estimated Cash Flow Available for Investment - through 2019[6]	130
Targeted Asset Dispositions and/or Joint Ventures through 2019[7]	400 - 450
Remaining Capital Needs[8]	323 - 273
Total	$ **869**

Selected Credit Metrics[9]

Credit Metric:	**September 30, 2017**	**Pro Forma[10]**
Total Debt to Total Asset Value	35.8%	34.7% - 38.5%
Net Debt to EBITDA[11]	6.4x	5.8x - 6.6x

Note: This analysis demonstrates anticipated funding for the developments currently underway or with expected starts in the current year. Estimated Capital Uses also includes acquisitions completed for which the company has expected future funding commitments. As future developments commence or acquisitions occur, they are expected to be funded via additional dispositions, free cash available for investment, and capital market transactions.

1. Includes development projects under construction, and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on page 10. Also includes the purchase price of completed acquisitions.
2. Includes the presale development project The Edge - Stadium Centre, as disclosed on page 11.
3. Includes Core Spaces/DRW Portfolio acquisition, as disclosed on page 9, and the initial investments in the joint ventures with Core Spaces/DRW Real Estate Investments, as disclosed on page 11.
4. Includes the additional investment in the joint venture with Core Spaces/DRW Real Estate Investments to be made upon delivery of the assets, as disclosed on page 11.
5. Includes the exercise of the option to purchase the remaining interest in the joint ventures with Core Spaces/DRW Real Estate Investments as disclosed on pages 9 and 11.
6. Available cash flow is derived from disclosures in our 2016 Form 10-K and is calculated as net cash provided by operating activities of $308.1 million less dividend payments of $218.7 million, less principal payments on debt of $15.1 million, less recurring capital expenditures of $16.4 million. Calculation results in available cash flow for investment in 2016 of $57.9 million, which is then annualized over the remaining 9 quarters through the end of 2019.
7. Dispositions and/or joint ventures are targeted for core assets with assumed nominal cap rates ranging from 4.25% - 5.0%.
8. Remaining capital needs are expected to come from a mix of debt, equity, and dispositions.
9. Refer to definitions outlined on pages 20 and 21 for detailed definitions of terms appearing on this page.
10. Ratios represent the pro forma impact of development deliveries and funding alternatives assumed in the Sources and Uses table. The lower end of the pro forma leverage ranges assumes remaining capital needs are funded with equity, while the higher end assumes funding with debt. Actual ratios will vary based on the timing of construction funding and ultimate mix of sources from debt, equity, or dispositions.
11. Refer to page 15 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

16

2017 Outlook - Summary[1]

($ in thousands, except share and per share data)

	Prior				Current[2]			
		Low		High		Low		High
Net income	$	103,400	$	116,500	$	92,900	$	98,700
Noncontrolling interests		1,700		1,900		1,100		1,200
Loss from disposition of real estate[3]		—		—		650		650
Elimination of provision for real estate impairment[4]		—		—		15,300		15,300
Depreciation and amortization		211,700		211,700		217,600		217,600
Funds from operations ("FFO")	$	316,800	$	330,100	$	327,550	$	333,450
Elimination of operations from on-campus participating properties		(11,700)		(12,100)		(11,750)		(12,350)
Contribution from on-campus participating properties		4,100		4,700		4,200		4,400
Contractual executive separation and retirement charges[5]		4,550		4,550		4,500		4,500
Property acquisition costs[6]		—		—		2,850		2,850
Elimination of effect of transfer of asset to lender[7]		—		—		(15,200)		(15,200)
Funds from operations - modified ("FFOM")	$	313,750	$	327,250	$	312,150	$	317,650
Net income per share - diluted	$	0.76	$	0.86	$	0.68	$	0.72
FFO per share - diluted	$	2.34	$	2.44	$	2.39	$	2.43
FFOM per share - diluted	$	2.32	$	2.42	$	2.28	$	2.32
Weighted-average common shares outstanding - diluted		135,500,000		135,500,000		137,100,000		137,100,000

1. The company believes that the financial results for the fiscal year ending December 31, 2017 may be affected by, among other factors:
   - national and regional economic trends and events;
   - the timing of acquisitions and/or dispositions;
   - interest rate risk;
   - the timing of commencement of construction on owned development projects;
   - the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects;
   - university enrollment, funding and policy trends;
   - the ability of the company to earn third-party management revenues;
   - the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense;
   - the ability of the company to integrate acquired properties;
   - the outcome of legal proceedings arising in the normal course of business; and
   - the finalization of property tax rates and assessed values in certain jurisdictions.
2. Refer to page 18 for details on changes in assumptions used to determine the revised guidance range.
3. Represents loss from one property disposed of during the second quarter of 2017. Refer to page 9.
4. Represents an impairment charge recorded in the second quarter of 2017 for one-wholly owned property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
5. Represents contractual executive separation and retirement charges incurred with regard to the retirement of the company's former Chief Financial Officer, recognized in the first and second quarter 2017.
6. Represents transaction costs related to our initial investment in the Core Spaces/DRW transaction. Refer to pages 9 and 11.
7. Includes a $27.4 million gain on the extinguishment of debt of one wholly-owned property being transferred to the lender in settlement of the property's mortgage loan as described above, and a $12.2 million loss expected to be incurred as a result of the transfer.

17

2017 Outlook - Changes from Previous Guidance

($ in thousands, except share and per share data)

2017 Property Net Operating Income	Prior		Current		Significant Changes From Previous Guidance
	Low	High	Low	High	Property net operating income revised to reflect:
Wholly-owned properties:					• Removal of one property from the original 2017 same store group due to the property's anticipated transfer to the lender in Q4 2017 in settlement of the property's $27.4 million mortgage loan that matured in August 2017. The property's anticipated contribution to 2017 net operating income is currently included in 2017 dispositions net operating income.
2017 same store properties[1]					
Revenue	$ 669,100	$ 673,800	$ 662,000	$ 663,000	
Operating expenses	(299,100)	(297,600)	(300,000)	(298,100)	• Completion of lease-up for 2017/2018 academic year and year to date property operating performance.
Net operating income	370,000	376,200	362,000	364,900	• $2.6 million in lost same store net operating income due to an additional $2.0 million in expenses incurred as a result of hurricanes Harvey and Irma, beds damaged by a fire at one wholly-owned property and beds not available for occupancy at one wholly-owned property due to renovation activity during the summer months.
2017 new properties net operating income	34,400	35,500	42,000	42,500	• Timing and amount of acquisition activity.
2017 dispositions net operating income	600	600	1,600	1,600	
Total wholly-owned properties net operating income	$ 405,000	$ 412,300	$ 405,600	$ 409,000	
2017 same store net operating income growth	3.6%	5.3%	1.6%	2.4%	Excluding the $2.6 million of lost same store net operating income discussed above, same store net operating income growth would be 2.3% at the low end and 3.1% at the high end.
AY 2017/2018 final leasing results - occupancy	96.55%	98.75%	96.6%		
AY 2017/2018 final leasing results - rental rate	3.15%	2.65%	2.9%		
Dispositions[2]	$25,600		$53,000		
Development deliveries	$603,100		$609,200		

Third-party Services	Prior		Current		
	Low	High	Low	High	
Third-party development services revenue	$ 6,200	$ 9,600	$ 11,000	$ 11,100	Current third-party development services revenue amount assumes all remaining awarded projects targeting commencement in 2017 will close and commence construction during the fourth quarter of 2017.
Third-party management services revenue	$ 9,600	$ 10,400	$ 9,400	$ 9,600	
Third-party development and mgmt. services expenses	$ (15,000)	$ (15,500)	$ (15,500)	$ (15,100)	

Corporate Expenses and Other	Prior		Current		
	Low	High	Low	High	
Net income:					
General and administrative expenses	$ 27,400	$ 27,800	$ 31,200	$ 30,500	Current range for general and administrative expenses includes $2.9 million of acquisition costs for the Core Spaces/DRW transaction which are added back for purposes of calculating FFOM (refer to page 4).
Ground/facility leases expense:					
ACE properties	6,900	6,900	7,100	7,100	
On-campus participating properties	2,700	3,100	2,700	2,900	
Total ground/facility leases expense	9,600	10,000	9,800	10,000	
Interest income[3]	4,100	5,000	4,900	4,900	
Interest expense[4]	60,600	59,500	65,800	65,500	Interest expense and amortization of deferred financing costs have been revised to reflect the issuance of the new $300 million term loan in September 2017 to finance the initial investment in the Core Spaces/DRW transaction, the timing of the October 2017 $400 million bond issuance approximately two months earlier than anticipated, and an additional $0.9 million of unanticipated interest expense related to the property in receivership incurred while working with the lender to finalize the transfer of the property in settlement of the property's $27.4 million mortgage loan.
Capitalized interest	16,400	16,300	16,000	16,000	
Amortization of deferred financing costs[3]	4,000	4,000	4,500	4,500	
Income tax provision	1,100	1,100	1,100	1,100	
FFOM:					
Corporate depreciation	3,600	3,200	3,700	3,700	
Contribution from on-campus participating properties	4,100	4,700	4,200	4,400	
Contractual executive separation and retirement charges[5]	4,550	4,550	4,500	4,500	
Property acquisition costs	—	—	2,850	2,850	

1. Refer to page 19 for detail of the 2017 same store and new property groupings.
2. Includes the disposition of one wholly-owned property disposed of during the second quarter of 2017, and one wholly-owned property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan.
3. Excludes on-campus participating properties.
4. Net of capitalized interest and excluding on-campus participating properties.
5. Represents contractual executive separation and retirement charges incurred with regard to the retirement of the company's former Chief Financial Officer, recognized in the first and second quarter 2017.

18

Detail of Property Groupings

As of September 30, 2017

	2017 Grouping				2018 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2016	124	73,871			124	73,871		
2016 Development Deliveries			7	3,191	7	3,191		
2016 Acquisition Properties			2	709	2	709		
2017 Acquisition Properties			5	3,010			5	3,010
2017 Development Deliveries			10	7,454			10	7,454
2018 Development Deliveries			10	6,986			10	6,986
2019 Development Deliveries			2	1,320			2	1,320
Total Wholly-owned Properties	**124**	**73,871**	**36**	**22,670**	**133**	**77,771**	**27**	**18,770**
Total # of Wholly-owned Properties Excluded[1]				**1**				
Total Wholly-owned Design Beds Excluded[1]				**860**				
Grand Total # of Wholly-owned Properties (All Groupings)				**161**				
Grand Total Wholly-owned Design Beds (All Groupings)				**97,401**				

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2017: The 2017 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2017 and 2016, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of September 30, 2017. This same store grouping will be used for purposes of presenting our 2017 same store operating results.

2018: The 2018 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2018 and 2017. This same store grouping will be used for purposes of presenting our 2018 same store operating results and our final leasing results for the 2017/2018 academic year.

1. Includes a wholly-owned property that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.

19

Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be wholly-owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (”FFO”) Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (”FFOM”) FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, and the elimination of property acquisition costs, contractual executive separation and retirement charges and other non-cash items, as we determine in good faith. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. 20

Definitions GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Same Store Grouping Wholly-owned properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development or redevelopment, or repositioning activities, and are not classified as held for sale as of the current period-end. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions, the original issued discount on unsecured notes, and deferred financing costs. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. 21

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	President
Jennifer Beese	Chief Operating Officer
Daniel Perry	Chief Financial Officer
William Talbot	Chief Investment Officer
Kim Voss	Chief Accounting Officer

Research Coverage

Jacob Kilstein	Argus Research Company	(646) 747-5447	jkilstein@argusresearch.com
Jeffery Spector / Juan Sanabria	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-1589	jeff.spector@baml.com / juan.sanabria@baml.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Vincent Chao / Vlad Rudnytsky	Deutsche Bank Securities, Inc.	(212) 250-6799 / (212) 250-6090	vincent.chao@db.com / vlad.rudnytsky@db.com
Steve Sakwa / Gwen Clark	Evercore ISI	(212) 446-9462 / (212) 446-5611	steve.sakwa@evercoreisi.com / gwen.clark@evercoreisi.com
David Corak	FBR & Co.	(703) 312-1610	dcorak@fbr.com
Andrew Rosivach / Jeff Pehl	Goldman Sachs	(212) 902-2796 / (212) 357-4474	andrew.rosivach@gs.com / jeffrey.pehl@gs.com
Ryan Burke	Green Street Advisors	(949) 640-8780	rburke@greenst.com
Carol Kemple	Hilliard Lyons	(502) 588-1839	ckemple@hilliard.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Nikita Bely	J.P. Morgan Securities	(212) 622-6682 / (212) 622-0695	anthony.paolone@jpmorgan.com / nikita.bely@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@keybanccm.com / awurschmidt@key.com
Drew Babin	Robert W. Baird & Co.	(610) 238-6634	dbabin@rwbaird.com
Alexander Goldfarb / Daniel Santos	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / dsantos@sandleroneill.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc.
12700 Hill Country Blvd., Suite T-200
Austin, Texas 78738

Tel: (512) 732-1000
Fax: (512) 732-2450
www.americancampus.com

Investor Relations

Ryan Dennison
SVP, Capital Markets and Investor Relations

(512) 732-1000
rdennison@americancampus.com

22

Forward-looking Statements and Non-GAAP Financial Measures In addition to historical information, this supplemental package contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2017 operating results, whether as a result of new information, future events, or otherwise. This presentation contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include earnings before interest, tax, depreciation and amortization (“EBITDA”), net operating income (“NOI”), funds from operations (“FFO”) and FFO-Modified (“FFOM”). Refer to definitions outlined on pages 20 and 21 for a detailed explanation of terms appearing in the supplement. The Company presents this financial information because it considers each item an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of the Company's financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of its liquidity, nor are these measures indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.